Filing Under Rule 424(b)(2)
                                                  Registration File No. 33-45793


Pricing Supplement No. 67 Dated: January 19, 1996



(To Prospectus  dated July 13, 1992 and Prospectus  Supplement dated October 25,
1993)



                                 TRIBUNE COMPANY
                                  $300,000,000
                           MEDIUM-TERM NOTES, SERIES C
                Due from Nine Months or More from Date of Issue


PRINCIPAL AMOUNT:                                    $10,000,000
ORIGINAL ISSUE DATE:                                 January 24, 1996
MATURITY DATE:                                       January 24, 2006
INTEREST RATE:                                       5.90%
INTEREST PAYMENT DATES:                              May 15 & November 15
ABILITY TO REDEEM AT TRIBUNE COMPANY:                None
ABILITY TO REDEEM AT HOLDER OPTION:                  None
DENOMINATED CURRENCY:                                U.S. Dollars
ADDITIONAL TERMS:                                    None

The Agent: Merrill Lynch & Co. may sell Notes to any broker/dealer at a discount and such discount allowed to any broker/dealer will not be in excess of 66-2/3% of the discount to be received by the Agent from the Company.

DCG/jo

                                                     Filing Under Rule 424(b)(2)
                                                  Registration File No. 33-45793


Pricing Supplement No. 68 Dated: January 19, 1996



(To Prospectus  dated July 13, 1992 and Prospectus  Supplement dated October 25,
1993)



                                 TRIBUNE COMPANY
                                  $300,000,000
                           MEDIUM-TERM NOTES, SERIES C
                Due from Nine Months or More from Date of Issue


PRINCIPAL AMOUNT:                                    $5,000,000
ORIGINAL ISSUE DATE:                                 January 24, 1996
MATURITY DATE:                                       January 24, 2006
INTEREST RATE:                                       5.90%
INTEREST PAYMENT DATES:                              May 15 & November 15
ABILITY TO REDEEM AT TRIBUNE COMPANY:                None
ABILITY TO REDEEM AT HOLDER OPTION:                  None
DENOMINATED CURRENCY:                                U.S. Dollars
ADDITIONAL TERMS:                                    None

The Agent: Goldman, Sachs & Co. may sell Notes to any broker/dealer at a discount and such discount allowed to any broker/dealer will not be in excess of 66-2/3% of the discount to be received by the Agent from the Company.

DCG/jo